THE DOE RUN RESOURCES CORPORATION

                                    SUITE 300
                               1801 PARK 270 DRIVE
                               ST. LOUIS, MO 63146


Contact:

Steven C. Balet
MacKenzie Partners, Inc.
(212) 929-5500


FOR IMMEDIATE RELEASE

       Doe Run Resources Announces Continuation of Revised Exchange Offer

      St. Louis, MO: OCTOBER 4, 2002 The Doe Run Resources Corporation ("Doe Run") announced today that it had received indications of support for its Revised Exchange Offer from holders of approximately 73%, in the aggregate, of its Notes. As the tender of 95% of the principal amount outstanding of each of Doe Run's Senior Secured Notes, Senior Notes and Floaters is required to consummate the Revised Exchange Offer, Doe Run will, as indicated in its Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances (the "Offering Memorandum"), extend the expiration time of the Revised Exchange Offer until October 15, 2002 (the "Second Expiration Date") and shall continue to solicit holders of the Notes until such time.

      If, at the Second Expiration Date, the minimum tender required to consummate the Revised Exchange Offer has been achieved, Doe Run will proceed to consummate the Revised Exchange Offer. If, at such time, the minimum tender has not been achieved but Doe Run has received the requisite Acceptances from holders of its Notes to the prepackaged plan of bankruptcy described in the Offering Memorandum (the "Plan"), Doe Run intends to commence a Chapter 11 case and seek to have the Plan confirmed in the United States Bankruptcy Court for the Southern District of New York. Acceptances from holders of 66 2/3% of the principal amount outstanding of each of Doe Run's Senior Secured Notes, Senior Notes and Floaters, as well as a majority in number, in each case voting on the Plan, are necessary to confirm the Plan. As of the date hereof, Doe Run has received indications of support for the Plan from holders of approximately 73%, in the aggregate, of its Notes. There can be no assurance that Doe Run will be able to consummate the Revised Exchange Offer, the Plan or any of the transactions described in the Offering Memorandum.

      The Revised Exchange Offer will now expire at 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, OCTOBER 15, 2002. Holders with questions concerning how to participate in the Revised Exchange Offer and Consent Solicitation, how to deliver an Acceptance to the Plan or wishing to obtain copies of the Offering Memorandum, additional Letters of Transmittal or any other documents relating to the transaction should direct all inquiries to the information agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll-free). Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Revised Exchange Offer, Consent Solicitation and Solicitation of Acceptances.
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      This press release is not an offer to exchange any of the Notes. The offer to exchange Notes will only be made in accordance with the Offering Memorandum.

      Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "intend," "believe," "foresee" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements. Doe Run cautions that there are various important factors that could cause actual events to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated events will occur. Among such factors are: the involvement of Doe Run's secured and unsecured creditors in any restructuring negotiations; competitive pressure in Doe Run's market; business conditions in the mining and lead industry generally; general economic conditions and the risk factors detailed from time to time in Doe Run's periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Doe Run does not undertake to update them in any manner except as may be required by the Securities and Exchange Commission under federal laws.

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